Exhibit 99.2

HCP Building Healthy Partnerships Senior Housing Life Science Medical Office May2016

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Transforming HCP's High Quality Portfolio Pro Forma<1> Current Portfolio Transformation Hospital 5% Life Science 21% Properties 1,200 862 Annualized Portfolio Income $1.9Bn $1.4Bn Real Estate Average Age 24 years 21 years Post-Acute I Skilled Private Pay Sources 26% 80% Located in Top 31 MSAs 66% Leading Tenant Relationships 54% Top 3 HCRMC I Brookdale I Sunrise (1) Pro forma for the planned spin-off transaction and the sale of 40% equity interest in RIDEA II senior housing joint venture announced today_ HCP HCP POST SPIN-OFF N/M 95% 70% 43% Top 3 Brookdale I Sunrise I HCA

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Represents recently sourced new relationships

 Office Platform Senior Housing

HCP's Compelling Investment Thesis / High quality healthcare real estate platform / Premier portfolio weighted towards private-pay, higher growth sectors - 94% from Senior Housing, Life Science and Medical Office / Attractive same-store growth from diversified portfolio - Averaging 3.8% since 2010 (excluding HCRMC portfolio) / Strong portfolio and investment-grade balance sheet support low cost of capital / Expanded leadership team to focus on core business with clear strategy: Differentiate with operator expertise Reinforce investment discipline Diversify relationships Sustain cost of capital advantage to drive accretive external growth Partnerships results in accretive investment growth HCP HCP POST SPIN-OFF Building Healthy competitive cost of capital with a

Next Steps Announced plans to spin off HCRMC portfolio into SpinCo Concurrently: Form 10 becomes effective Distribution of SpinCo shares to shareholders; trading begins SpinCo Transaction expected to close in the second half of 2016 for HCP NEXT STEPS Execute HCP Financing Plan (including RIDEA II JV & financing and additional non-core asset sales) Obtain new financing for SpinCo (proceeds distributed to HCP at closing) File Form 10 with SEC and respond to comments

Disclaimer This presentation is being presented solely for your information, is subject to change and speaks only as of the date hereof. Thrs presentation and comments made by management do not constitute an offer to sell or the solicitation of an offer to buy any secunties of HCP or any investment mterest rn any business ventures of HCP. Thrs presentation is not complete and IS only a summary of the more detailed information included elsewhere. including in HCP's Securities and Exchange Commission filings No representation or warranty, expressed or implied is made and no reliance should be placed on the accuracy, fairness or completeness of the information presented. HCP, its affiliates, advisers and representatives accept no liability whatsoever for any losses ansing from any information contained in this presentation. FORWARD-LOOKING STATEMENTS Statements in this presentation. as well as statements made by management. regarding the spin-off transaction and all other statements. mcluding without limitation statements concernlllg our future economic perf ormance. that are not historical factual statements are "forward-looking statements" within the meaning of Section 27A of the Secur1t1es Act of 1933, as amended, and Sect1on 21E of the Secunt1es Exchange Act of 1934, as amended. We may not complete the sp1n-off transaction, and there are a number of r1sks and uncertainties that could cause actual results of HCP and SpinCo to differ materially from the forward-looking statements made herein. Any forward looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arisrng after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements These forward-lookrng statements are rlot guarantees of future performance and are subject to known and unknown risks.uncertainties. assumptions and other factors-many of which are out of HCP's and its management's control and difficult to forecast-that could cause actual results to differ materially from those set f orth 1n or implied by such forward-looking statements. These risks and uncertaintres rnclude, wrth respect to both HCP and SpinCo, among other things: HCR ManorCare·s abrlity to meet rts contractual obligatrons under the HCR ManorCare lease and risks related to the Impact of the U.S. Department of Justice lawsuit against HCR ManorCare. including the possibility of larger than expected litigation costs. adverse results and related developments; our reliance on a concentration of a small number of tenants and operat ors. for a significant port1on of our revenues; the financial weakness of tenants, operators and borrowers. including potential bankruptcies and downturns rn ther r busrnesses, and their legal and regulatory proceedrngs, whrch results in uncertainties regarding our abrlity to continue to realize the full benef1t of such tenants' and operators' leases and borrowers' loans; the ability of our tenants. operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our abrlity to recover rnvestments made, if applicable, in therr operatrons; competitron for tenants and operators, r ncluding wrth respect to new leases and mortgages and the renewal or rollover of existing leases; competition for skilled management other key personnel; availability of suitable properties to acquire at fa vorable prices and the competition for the acqu1sit1on and financing of those properties; the ability of our own tenants and operators to maintain costs and to compete for skilled management and nurses; our abilrty to negotrate the same or better terms wrth new tenants or operators rf existrng leases are not renewed or we exercise our nght to replace allexisting tenant or operator upon default; the risks associated with our Investments in joint ventures and unconsolidated entities. including our l ack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of investments. including those rnvestments discussed above, wrthin expected time frames or at all, or wrthin expected cost prqections; the potential rmpact on us and our tenants. operators and borrowers from current and future litigatiOn matters. lllcluding the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related servrces. including Medrcare and Medicaid. which may result in future reductions in reimbursements; changes 1n federal. state or local laws and regulations. 1nclud1ng those affecting the healthcare Industry that affect our costs of compliance or Increase the costs, or otherw1se affect the operations. of our tenants and operators; volatility or uncertainty Illthe capital markets. the availability and cost of cap1tal as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely Impact our ability to fund our obligations or consummate transactions, or reduce the earnrngs from potential transactions; changes in global, natr onal and local economic conditions, and currency exchange rates; changes in the credit ratrngs on U.S. government debt securities or default or delay in payment by the govemment of its obligations; our ability to manage our indebtedness level and changes illthe terms of such indebtedness; the ab1lrty to maintain our qualification as a real estate investment trust; uncertainties as to the completion and timing of the spin-off transaction; the farlure to satisfy any conditr ons to complete the spin-of f transaction; the abrlity of SpinCo to attract and retain an experienced management team; the ability of HCP and SpinCo to complete f1nancings related to the sprrl-off transaction on acceptable terms or at all; the impact of the spin-off transaction Oilthe bus1nesses of HCP and Sp1nCo; and other risks and uncertainties described from time to t1me in our filings with the Securities and Exchange Commission. We assume no, and hereby disclaim any, obligation to update any of the forego1ng or any other forward-look1ng statements as a result of new 1nformat1on or new or future developments, except as otherw1se requ1red by law. NON-GAAP FINANCIAL MEASURES This presentatiorlcontains certain supplemental llOil-GAAP financial measures. While HCP bel1eves that llOil-GAAP financial measures are helpful in evaluating its operating performance, the use of non-GAAP financial measures in this presentation should not be considered in isolation from, or as an alternative for. a measure of financial or operatrng performance as defined by GAAP You are cautroned that there are rnherent limitations associated wr th the use of each of these supplemental non-GAAP financial measures as an analytical tool. Additionally, HCP's computation of llOn-GAAP financial measures may rlot be comparable to those reported by other RE!Ts. Reconciliations of the non-GAAP financial measures to the most d1rectly comparable GAAP financral measures can be found in HCP's supplemental reports and earnings releases. wh1ch are "" ''ble io rhe I"""'or Relot1 00"001100 of '"webMe 0\ www hop1.00m ood io the Appeodi• to t h1" pre&mtotioo."epplioebte H(p

Appendix

Definitions Investment Represents; (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable entrance fee liabilities; and (ii) the carrying amount of direct financing leases (“DFLs”) and debt investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in its unconsolidated joint ventures, presented on the same basis, as of March 31, 2016. Net Operating Income from Continuing Operations (“NOI”) The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. The Company uses NOI and cash NOI to make decisions about resource allocations, assess and compare property level performance, and evaluate its same property portfolio (“SPP”), as described below. The Company believes that net income (loss) is the most directly comparable United States (“U.S.”) generally accepted accounting principles (“GAAP”) measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, the Company’s definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI. NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all of the other financial statement amounts itemized below (see reconciliation on page 2 of this Appendix). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles and lease termination fees. Cash NOI is oftentimes referred to as “adjusted NOI.” Portfolio Income Represents Cash NOI from real estate owned by the Company, including noncontrolling interests, interest income from debt investments and the Company’s pro rata share of Cash NOI from real estate held in its unconsolidated joint ventures for the three months ended March 31, 2016. Annualized Portfolio Income represents Portfolio Income for the three months ended March 31, 2016, multiplied by a factor of four. Pro Forma Investment Represents Investment as of March 31, 2016, pro forma for significant transactions that were announced on May 9, 2016, but that have not yet closed. Pro forma adjustments include the following in each respective investment type: (i) ($5.4) billion for the spin-off of the Company’s interests in 338 properties (including 17 facility sales expected to close by the end of 2016 and potentially before completion of the spin off), primarily comprised of its HCRMC DFL investments and its equity investment in HCRMC OpCo (primarily senior housing triple-net and post-acute/skilled) and (ii) ($0.5) billion from the sale of a 40% interest in the RIDEA II joint venture (senior housing operating). Pro Forma Portfolio Income Represents Portfolio Income for the three months ended March 31, 2016, presented on an annualized run-rate basis, pro forma for significant transactions that were announced on May 9, 2016 but that have not yet closed. Pro forma adjustments include the following in each respective segment/sector: (i) ($119.8) million from the spin-off of the Company’s interests in 338 properties (including 17 facility sales expected to close by the end of 2016 and potentially before completion of the spin off), primarily comprised of its HCRMC DFL investments and its equity investment in HCRMC OpCo (primarily senior housing-triple net and post-acute/skilled) and (ii) ($9.9) million from the sale of a 40% interest in the RIDEA II joint venture (senior housing operating). Annualized Pro Forma Portfolio Income represents Pro Forma Portfolio Income for the three months ended March 31, 2016, multiplied by a factor of four. Same Property Portfolio (“SPP”) SPP statistics allow the Company’s management to evaluate the performance of its real estate portfolio under a consistent population by eliminating changes in the composition of its portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (“RIDEA”) for the duration of the year-over-year comparison periods presented, excluding assets held for sale. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. SPP Cash NOI excludes the effects of foreign exchange rate movements by using the average current period exchange rate to translate from British pound sterling into U.S. dollars for the comparison periods. A property is removed from SPP when it is sold, placed into redevelopment or changes its reporting structure. 1

Non-GAAP Reconciliations

In thousands

The following table represents Portfolio Income by sector:

	Three Months Ended March 31, 2016							Annualized
	Cash NOI	Unconsol. JV Cash NOI	Interest Income	Portfolio Income	Pro Forma Adjustments[1]	Reclassifications[2]	Pro Forma Portfolio Income	Pro Forma Portfolio Income
Senior housing (triple-net)	$ 120,695	$ —	$ 1,851	$ 122,546	$ (12,454)	$ 16,582	$ 126,674	$ 506,696
Senior housing (operating)	51,873	14,898	—	66,771	(9,882)	—	56,889	227,556
Post-acute/skilled	106,355	404	16,178	122,937	(106,355)	(16,582)	—	—
Life science	71,532	1,420	—	72,952	—	—	72,952	291,808
Medical office	65,876	322	—	66,198	(592)	—	65,606	262,424
Hospital	21,974	—	—	21,974	(464)	—	21,510	86,040
	$ 438,305	$ 17,044	$ 18,029	$ 473,378	$ (129,747)	$ —	$ 343,631	$ 1,374,524

The following table reconciles net income to Cash NOI:

	Three Months Ended March 31, 2016
Net income	$ 119,745
Interest income	(18,029)
Investment management fee income	(91)
Interest expense	122,062
Depreciation and amortization	141,322
General and administrative	25,499
Acquisition and pursuit costs	2,475
Other income, net	(1,222)
Income tax expense	53,038
Equity loss from unconsolidated joint ventures	908
NOI	$ 445,707
Non-cash adjustments to NOI	(7,402)
Cash NOI	$ 438,305

HCP

2

Non-GAAP Reconciliations In thousands The following table represents the Same Property Portfolio: SPP Cash NOI(3) Exclude HCRMC(4) SPP Cash NOI, excluding HCRMC SPP Growth, excluding HCRMC Year Ended December 31, 2009 2010 $ 723,908 758,532 $ — — $ 723,908 758,532 4.8% 2010 2011 805,568 837,556 — — 805,568 837,556 4.0% 2011 2012 847,863 883,679 — — 847,863 883,679 4.2% 2012 2013 1,403,966 1,447,120 (484,956) (501,910) 919,010 945,210 2.9% 2013 2014 1,491,550 1,540,460 (500,730) (518,439) 990,820 1,022,021 3.1% 2014 2015 1,520,549 1,528,373 (499,457) (469,666) 1,021,092 1,058,707 3.7% SPP average excluding HCRMC(5) 3.8% The following table represents Investment by sector: Pro Forma Adjustments(7) Pro Forma Investment March 31, 2016 Reclassifications(6) Senior housing Senior housing (triple-net) Senior housing (operating) Post-acute/skilled Life science Medical office Hospital Investment $ 10,240,720 — — 5,126,061 3,708,392 3,646,926 $ ($10,240,720 ) 7,787,584 3,478,542 (1,025,406) — — $ — (1,185,481) (525,435) (4,100,655) — (32,061) $ — 6,602,103 2,953,107 — 3,708,392 3,614,865 594,085 — (23,980) 570,105 $ 23,316,184 $ — $ (5,867,612) $ 17,448,572 (1) (2) For additional information on pro forma adjustments, see Pro Forma Portfolio Income in the “Definitions” section of the Appendix. Portfolio Income related to post-acute/skilled assets retained by the Company following the spin-off has been reclassified from post-acute/skilled to senior housing triple-net. Historical reconciliations of SPP Cash NOI are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 9, 2016 (2015 SPP), February 10, 2015 (2014 SPP), February 11, 2014 (2013 SPP), February 12, 2013 (2012 SPP), February 14, 2012 (2011 SPP) and February 15, 2011 (2010 SPP). Represents Cash NOI related to the HCRMC Master Lease. Represents the SPP growth for each of the six years ended December 31, 2015, divided by a factor of six. Investment for senior housing has been reclassified into senior housing triple-net and senior housing operating. Additionally, Investment related to post-acute/skilled assets and debt investments retained by the Company following the spin-off has been reclassified from post-acute/skilled to senior housing triple-net. For additional information on pro forma adjustments, see Pro Forma Investment in the “Definitions” section of the Appendix. (3) (4) (5) (6) (7) 3